Exhibit 10.1

AMENDMENT TO SERIES J WARRANT TO PURCHASE SHARES OF

SERIES A CONVERTIBLE PREFERRED STOCK NUMBER W-J-07-1

This Amendment to Series J Warrant to Purchase Shares of Series A Convertible Preferred Stock Number W-J-07-1 (the “Series J Warrant Amendment”) is entered into as of the Effective Date, by and between NovaRay Medical, Inc., a Delaware corporation (the “Issuer”) and Vision Opportunity Master Fund (“Vision”). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in that certain Series J Warrant to Purchase Shares of Series A Convertible Preferred Stock Number W-J-07-1 issued as of December 27, 2007 (the “Series J Warrant”).

RECITALS

WHEREAS, the Issuer issued to Vision the Series J Warrant exerciseable into up to 2,309,468 shares of the Issuer’s Series A Convertible Preferred Stock at an exercise price equal to the Warrant Price then in effect;

WHEREAS, pursuant to the Letter Agreement dated as of August 29, 2008, Vision agrees to exercise the Series J Warrant as amended by the Series J Warrant Amendment as to at least 1,872,660 shares of the Issuer’s Series A Convertible Preferred Stock on or prior to September 8, 2008 such that Issuer receives proceeds of at least $5,000,002.20;

WHEREAS, the Issuer and Vision desire to increase the number of shares exerciseable under the Series J Warrant to 3,745,320 shares of the Issuer’s Series A Convertible Preferred Stock and to decrease the Warrant Price to $2.67 as an inducement for such exercise;

NOW, THEREFORE, in compliance with Section 8 of the Series J Warrant and in consideration of the mutual promises and covenants set forth herein and in the Series J Warrant, the Company and Vision hereby agree as follows:

1.	Vision represents that it has not transferred or assigned the Series J Warrant or any part thereof to any third party.

2.	The text on the front page of the Series J Warrant which reads “Number of Shares: 2,309,468” is hereby deleted in its entirety and replaced with the text: “Number of Shares: 3,745,320.”

3.	The first paragraph of the Series J Warrant is hereby amended to read in its entirety:

“FOR VALUE RECEIVED, the undersigned, NovaRay Medical, Inc., a Delaware corporation (together with its successors and assigns, the “Issuer”), hereby certifies that Vision Opportunity Master Fund, Ltd. or its registered assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to three million seven hundred forty-five thousand three hundred twenty (3,745,320) shares of the duly authorized, validly issued, fully paid and non-assessable Series A Convertible Preferred Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 6 hereof.”

4.	Section 1 of the Series J Warrant is hereby amended to read in its entirety:

“Term. The term of this Warrant shall commence on December 27, 2007 and with respect to 1,872,660 shares of Series A Convertible Preferred Stock of the Issuer shall expire at 11:59 p.m., eastern time, on September 8, 2008 and with respect to the remaining 1,872,660 shares of Series A Convertible Preferred Stock of the Issuer shall expire at 11:59 p.m., eastern time, on November 1, 2008 (such respective period being the “Term”).”

5.	The definition of “Warrant Price” in Section 6 of the Series J Warrant is hereby amended to read in its entirety:

“means $2.67.”

6.	The term “Effective Date” herein shall be as defined in the Letter Agreement.

7.	The Issuer and Vision hereby acknowledge and consent to the foregoing amendments to the Series J Warrant as set forth herein.

8.	The Issuer and Vision hereby waive Section 8 of the Series J Warrant with respect to this Series J Warrant Amendment and the transactions contemplated therein. The Issuer and Vision further waive any necessity of offering same consideration to all holders of the Warrants pursuant to Section 8 of the Series J Warrant.

9.	Except as amended herein, all other terms and provisions of the Series J Warrant shall remain in full force and effect.

10.	This Series J Warrant Amendment shall be effective upon its execution by the Company and Vision.

11.	This Series J Warrant Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

IN WITNESS WHEREOF, the parties have caused this Series J Warrant Amendment to be duly executed and delivered by the proper and duly authorized officers as of the day and year first written above.

COMPANY:

NOVARAY MEDICAL, INC.

By:	/s/ Jack Price
Name:	Jack Price
Title:	Chief Executive Officer

VISION:

VISION OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Adam Benowitz
Name:	Adam Benowitz
Title:	Director